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                                                                 EXHIBIT (h)(19)
                              ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT (the "Assignment") is dated as of ____, 2000, by and among FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK (the "Company"), THE GALAXY VIP FUND (the "Fund"), FLEET INVESTMENT ADVISORS, INC. (the "Adviser"), PROVIDENT DISTRIBUTORS, INC. (the "Distributor") and PFPC DISTRIBUTORS, INC. ("PFPC Distributors").

                                    RECITALS

         WHEREAS, the parties hereto are also parties to one or more agreements and addenda (the "Existing Agreements") relating to the Company, on behalf of itself and its separate Accounts, purchasing shares of the portfolios of the Fund which are distributed by the Distributor; and

         WHEREAS, as provided in Paragraph 3 below, PFPC Distributors will become the distributor for the Fund and the Distributor will cease being the distributor for the Fund; and

         WHEREAS, the Distributor wishes to assign to PFPC Distributors, and PFPC Distributors wishes to accept, all of the Distributor's rights and obligations under the Existing Agreements; and

         WHEREAS, the Company, the Fund and the Adviser wish to consent to such assignment.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. ASSIGNMENT BY DISTRIBUTOR. Distributor hereby assigns all of its rights and obligations under the Existing Agreements to PFPC Distributors, and PFPC Distributors hereby accepts such assignment. The Company, the Fund and the Adviser hereby consent to such assignment. After the date of this Agreement, all references to Distributor or Provident Distributors, Inc. in the Existing Agreements shall be deemed to refer to PFPC Distributors.

         2. NOTICES AND COMMUNICATIONS. All communications and notices required under the Existing Agreements shall be sent in accordance with the procedure set forth in the Existing Agreements to PFPC Distributors at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President.

         3. EFFECTIVE DATE. This Assignment shall become effective immediately upon the consummation of the acquisition of Provident Distributors, Inc. by PFPC Distributors, Inc. (or a substantially similar transaction), which the parties anticipate to occur on or about December 31, 2000.

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         4. RATIFICATION AND CONFIRMATION OF EXISTING AGREEMENT. The parties hereby confirm and ratify the terms of the Existing Agreements.

         5. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         6. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, indemnification obligations and conditions of the Existing Agreements shall remain unamended and shall continue in full force and effect.




                                       -2-
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         IN WITNESS WHEREOF, the undersigned have executed this Assignment
Agreement as of the date first written above.

FIRST GOLDEN AMERICAN LIFE
INSURANCE COMPANY OF NEW YORK


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


THE GALAXY VIP FUND


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


FLEET INVESTMENT ADVISORS, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


PFPC DISTRIBUTORS, INC.


By:
   -----------------------------------------
Name:  Gary M. Gardner
Title: President


PROVIDENT DISTRIBUTORS, INC.


By:
   -----------------------------------------
Name:  Philip Rinnander
Title: President